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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


Date of Report (Date of earliest event reported)         June 2, 1996
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                          Sizzler International, Inc.
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            (Exact name of registrant as specified in its charter)



   Delaware                     1-10711                   95-4307254
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(State or other              (Commission              (I.R.S. Employer
 jurisdiction                 File Number)            Identification No.)
of incorporation)


        12655 West Jefferson Boulevard, Los Angeles, California  90066
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        (Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code       (310) 827-2300
                                                   ---------------------------



                                Not Applicable
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        (Former name or former address, if changed since last report.) Item 2.
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Item 2.  Acquisition or Disposition of Assets

     On June 3, 1996, the registrant and certain subsidiaries (collectively, the "Registrant") closed, and began the disposition of assets used in connection with the operation of, 116 restaurants in the United States (the "Closed Restaurants"). The Closed Restaurants consist of 113 of the Registrant's 215 Sizzler restaurants and all three of the Registrant's Buffalo Ranch restaurants. Of the 116 Closed Restaurants, 26 are owned properties and 90 are leased.
The Registrant also took steps to dispose of real property leases related to additional properties that Registrant does not currently operate ("Excess Properties").

     To date, the Registrant has elected to terminate real property leases related to 35 of the Closed Restaurants and 13 of the Excess Properties. The Registrant may terminate additional real property leases related to the Closed Restaurants or Excess Properties. The Registrant intends to surrender possession to the lessor of all properties whose leases are terminated. Restaurant equipment and inventory not useable at the Registrant's remaining restaurants is expected to be sold, returned for credit, or abandoned.

     The disposition of assets was undertaken with bankruptcy court approval, and after a determination by the Registrant that the closure of operations was necessary for a successful reorganization and that the real property leases lacked sufficient value to justify the costs of marketing.

Item 3.  Bankruptcy or Receivership

     The Registrant, including certain of its subsidiaries, are debtors in possession subject to the supervision of the U.S. Bankruptcy Court of the Central District of California under Chapter 11 of the federal Bankruptcy Code. The bankruptcy proceedings commenced on June 2, 1996. The cases involving the Registrant and its debtor subsidiaries are jointly administered under Case No. 96-16075AG.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Sizzler International, Inc.


                                    By: /s/ RYAN TONDRO
                                       ______________________
                                            Ryan Tondro

June 17, 1996                      Its: Vice President and Controller